Exhibit 3.37(a)

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF IKERD-BANDY COMPANY, INC.

          Pursuant to the provisions of KRS 271A.295, et. seq., the undersigned corporation executes these Restated and Amended Articles of Incorporation and states that the name of the corporation is Ikerd-Bandy Company, Inc., and the following designated amendment to the Articles of Incorporation were adopted by the shareholders of the corporation on November 15, 1985, in the manner prescribed by the Kentucky Business Corporation Act.

KNOW ALL MEN BY THESE PRESENTS:

           Article I. That we Frank Ikerd, Jr., Edsel Bandy, and Jerry S. Ikerd, of Pineville, Bell County, Kentucky, do associate to form a corporation under the laws of the State of Kentucky.

           Article II. The corporation hereby proposed?hereby proposed to be organized shall be named and known as the Ikerd-Bandy Company, Inc., by which name is may contract and be contracted with, sue and be sued.

           Article III. The principal office and place of business of said corporation shall be Walnut Street, Pineville, Bell County, Kentucky.

          Article IV. The nature of the business proposed to be transacted, promoted and carried on by said corporation shall be formed for the purpose of all types and manners of mining coal and dealing in coal, coke and kindred products, and the doing of all things necessary and incident thereto; with power to purchase, sell and lease suitable mineral land and other real estate for the transaction of its business; and the transaction of any or all lawful business for which corporations may be incorporated under Chapter 271A of the Kentucky Revised Statutes.

          Article V. The capital stock of the company shall be $56,200.00 which shall be represented by one million shares of no par common stock. The shareholders of the corporation shall be entitled to no preemptive rights to acquire additional shares of common stock.

           Article VI. [deleted]

          Article VII. The corporation shall commence business as soon as practicable after these Articles are filed in the County Clerk’s office of Bell County, and in the office of the Secretary of State of Kentucky, and after 50% of the capital stock of said corporation has been in good faith subscribed, and all such subscriptions certified to the Secretary of State of Kentucky. The duration of the corporation shall be perpetual.

          Article VIII. The affairs and business of the corporation shall be conducted by a Board of Directors elected by the shareholders. The Board of Directors shall have power to make al such By-Laws and rules to regulate the business and affairs of the corporation as will not be inconsistent with the provisions of these Articles of Incorporation or the laws of Kentucky.

           Article IX. [deleted]

           Article X. The private property of the stockholders shall not be subject to the payment of the debts of the corporation.

           Article XI. Robert R. R. Boone, attorney of Pikeville, Kentucky, is designated agent for process of this corporation.

          Except for the designated amendments, the foregoing Restates Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended, and the Restated Articles of Incorporation together with the designated amendment supersede the original Articles of Incorporation and all amendments thereto.

          The number of shares of the corporation outstanding at the time of such adoption was 24.5; and the number of shares entitled to vote thereon was 24.5.

          The number of shares voted for such amendment was 24.5; and the number of shares voted against such amendment was zero.

          The corporation shall issue or cause to be issued to the persons lawfully entitled thereto, 3,333.34 of such new authorized capital stock of the corporation of the same class and without par value for each one share of present outstanding capital stock of the corporation held by them upon the surrender of the certificates for share of such present outstanding capital stock.

          The amendment to the Articles of Incorporation whereby the authorized capital stock of the corporation is increased to number one million shares of common no par value stock shall not change the amount of stated capital which shall remain at $56,200.00.

           Dated November 15, 1985.

IKERD-BANDY COMPANY, INC. By: /s/ Frank Ikerd, Jr. President By: /s/ J. J. Kocian Secretary

COMMONWEALTH OF KENTUCKY COUNTY OF FAYETTE	) )

          I, the undersigned Notary Public in and for the Commonwealth and County aforesaid, do hereby certify that Frank Ikerd, Jr. as President and J. J. Kocian as Secretary personally appeared before me, and after having been duly sworn, declared and acknowledged and verified the foregoing Amended and Restated Articles of Incorporation of Ikerd-Bandy Company, Inc. as of the 15th day of November, 1985.

          My Commission Expires: 5/23/88

/s/ Patricia E. Hart Notary Public

THIS INSTRUMENT WAS PREPARED BY:

/s/ Joe Terry
Wyatt, Tarrant & Combs
1100 Kincaid Towers
Lexington, Kentukcy 40507
(606) 233-2012

ARTICLES OF AMENDMENT
TO THE RESTATED
ARTICLES OF INCORPORATION
OF
IKERD-BANDY CO., INC.

           Pursuant to the provisions of KRS 271A.305, the undersigned corporation executes these Articles of Amendment to its Articles of Incorporation:

           FIRST: The name of the corporation is Ikerd-Bandy Company, Inc.

           SECOND: The following amendment to the Restated Articles of Incorporation were adopted by the shareholders of the corporation on November 20, 1986 in the manner prescribed by the Kentucky Business Corporation Act:

           ARTICLE I: The Corporation hereby proposed to be organized shall be named and known as the Ikerd-Bandy Co., Inc., by which name it may contract and be contracted with, sue and be sued.

           THIRD: The number of shares of the corporation outstanding at the time of such adoption was 81,668; and the number of shares entitled to vote thereon was 81,668.

           FOURTH: The number of shares voted for such amendment was 81,668; and the number of shares voted against such amendment was none.

           Dated November 20, 1986.

IKERD-BANDY CO., INC. By /s/ J.J. Kocian President By /s/ Bert Koenig Secretary

STATE OF KENTUCKY COUNTY OF PULASKI	SS

          I, a notary public, do hereby certify that on this 21st day of November, 1986, James J. Kocian personally appeared before me, who, being duly sworn, declared that he is the President of Ikerd-Bandy CO., Inc., that he signed the foregoing document as President of the corporation, and that the statements contained therein are true.

          My Commission Expires: May 17, 1989

/s/ Doris F. Crump NOTARY PUBLIC

STATE OF KENTUCKY COUNTY OF PULASKI	SS

          I, a notary public, do hereby certify that on this 21st day of November, 1986, Bert Koenig personally appeared before me, who, being duly sworn, declared that he is the Secretary of Ikerd-Bandy CO., Inc., that he signed the foregoing document as President of the corporation, and that the statements contained therein are true.

          My Commission Expires: May 17, 1989

/s/ Doris F. Crump NOTARY PUBLIC

THIS INSTRUMENT PREPARED BY

/s/ illegible
WYATT, TARRANT & COMBS
1100 Kincaid Towers
Lexington, Kentucky 40507
(606) 233-2012

STATEMENT OF
CANCELLATION OF REACQUIRED SHARES
OF
IKERD-BANDY CO. INC.

          Pursuant to the provisions of KRS 271A.340, the undersigned corporation executes the following Statement of Cancellation, by resolution of its board of directors, of shares of the corporation reacquired by it, other than redeemable shares redeemed or purchased:

           FIRST: The name of the corporation is Ikerd Bandy Co., Inc.

           SECOND: The number of reacquired shares of the corporation cancelled by resolution duly adopted by the board of directors of the corporation on September 30, 1987, is:

Common Stock	918,332 shares

           THIRD: The aggregate number of issued shares of the corporation after giving effect to such cancellation is:

Common Stock (Immediately upon cancellation)	81,666 shares,

           FOURTH: The amount of the stated capital of the corporation after giving effect to such cancellation is Fifty-six Thousand Two Hundred Dollars ($56,200.00).

Dated as of October 1, 1987.

IKERD-BANDY CO., INC. By: /s/ William N. Rich President By: /s/ Bert Koenig Secretary

STATE OF KENTUCKY COUNTY OF PULASKI	SS

          I, a notary public, do hereby certify that on this 1st day of October, 1987, William N. Rich personally appeared before me, who, being duly sworn, declared that he is the President of Ikerd Bandy Co., Inc., that he signed the foregoing document as President of the corporation, and that the statements contained therein are true.

          My commission expires: May 17, 1989

/s/ Doris F. Crump NOTARY PUBLIC

STATE OF KENTUCKY COUNTY OF PULASKI	SS

          I, a notary public, do hereby certify that on this 1st day of October, 1987, Bert I. Koenig personally appeared before me, who, being duly sworn, declared that he is the Secretary of Ikerd Bandy Co., Inc., that he signed the foregoing document as President of the corporation, and that the statements contained therein are true.

          My commission expires: May 17, 1989

/s/ Doris F. Crump NOTARY PUBLIC

PREPARED BY:

WYATT, TARRANT & COMBS
Lexington Financial Center
250 West Main Street
Lexington, Kentucky 40507
(606) 233-2012